Exhibit 99.2

Bringing Electronic Devices to Life

NASDAQ: DAIO

3Q26 Conference Call & Webcast Presentation

November 12, 2026 · 8:00 am Eastern Time

HIGHLIGHTING THE V-TEK TRANSACTION

DATA I/O
Programming and Secure Provisioning Solutions

V-TEK · ROYCE · A&J
Tape & Reel, Die test & inspection, Wire Bonding, Programming Services

Data I/O Corporation · Nasdaq: DAIO 1

Bringing Electronic Devices to Life NA S D A Q : D A IO Data I/O Corporation · Nasdaq: DAIO IMPORTANT NOTICE Safe harbor statement Statements in this presentation concerning economic outlook, expected revenue, expected margins, expected savings, expected results, orders, deliveries, backlog and financial positions, supply chain expectations, the expected benefits, synergies and integration of acquired businesses, as well as any other statement that may be construed as a prediction of future performance or events, are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statement disclaimers also apply to the impact of global and geopolitical events. These factors include uncertainties as to the ability to record revenues based upon the timing of product deliveries, shipping availability, installations and acceptance, accrual of expenses, business interruptions, changes in economic conditions, part shortages, the integration of acquisitions, and other risks including those described in the Company’s filings on Forms 10-K and 10-Q with the Securities and Exchange Commission, press releases and other communications. We encourage you to review those filings for a complete description. Forward-looking statements are made as of today, and we take no obligation to update them. This presentation includes non-GAAP financial measures, including Adjusted EBITDA; a reconciliation is available in our earnings releases and herein. Data I/O, LumenX, ConneX® and FlashCORE are trademarks of Data I/O Corporation. All rights reserved.

V-TEK ACQUISITION

New Businesses. New Products. New Markets. NEW Data I/O.

V-TEK

Mankato, Minnesota

Precision tape & reel systems that place and seal components for the assembly line, plus recurring revenue from replacement carrier tape. Small-parts engineering feeds our roadmap.

Royce Instruments

Napa, California

High-precision bond testers and die sorting systems that ensure only good die enter the assembly line.

A&J Programming

San Jose, California

Off-site programming services for leading U.S. tech companies during prototyping. Already a Data I/O customer and a ready-made services brand for PaaS.

Accretive Acquisition Anticipated to Double Revenue

Data I/O Corporation · Nasdaq: DAIO 3

V-TEK ACQUISITION

Why V-TEK? Four Sources of Value

1 Accelerates Programming Services

A&J Programming brings an established U.S. services platform and blue-chip customers, plus capacity and lower material costs to scale faster. 2 model: on-site and regional.

2 Consolidates Supply Chain & Manufacturing

Tape & reel and vision inspection sit right beside programming. Small-parts handling expertise supports platforms for new chips. Lower cost manufacturing in U.S.

3 Access to Larger High-Growth Markets

Adds Data Center, AI, Photonics, Aerospace and Defense, Satellite Communications, Industrial Automation, and Semiconductor Package and Test (OSAT).

4 Financial Upside

Anticipated to double revenues; potential for double digit sales growth. Material synergies identified; 50% to be actioned before end of 2026.

Data I/O Corporation · Nasdaq: DAIO 4

V-TEK ACQUISITION

Acquisition Highlights -- Data I/O Transformed

Data I/O + V-TEK INC.

Programming services

Data I/O adds programming services, now a core offering, larger market, higher margins, improved cash flows. Largest names in technology, significant opportunity to expand existing revenues.

Increased value to overall semiconductor supply chain with two platforms in Programming and Test

Larger combined addressable markets now in the billions.

Stronger, more diversified revenue profile

Expanded geographic footprint; Automotive exposure reduced from 70% to estimated 35% led by growth in new segments which continue to reduce reliance on any single end market.

Significant near-term cost synergies identified for first 60-90 days

Improved vendor pricing, use of excess manufacturing capacity and personnel realignment.

Total raised $22.25M through 2026

Acquisition and growth capital. Supportive new shareholder base.

Seasoned leadership team

With deep industry knowledge, global scale and scope, over 100 years combined experience in delivering programming services.

Data I/O Corporation · Nasdaq: DAIO 5 Data I/O

V-TEK ACQUISITION

Business/Transaction Summary -- Q3 Combined Snapshot

Revenue	Q3-2026 revenues combined of **$10M** from semiconductor capital equipment in Programming and Test, recurring consumables and A&J programming services
Backlog	Backlog of **~$9M** as of Oct. 2026
Margin Profile	Q3-2026 EBITDA of **>$2M**; high-margin programming services, secure provisioning services consumables, support Data I/O's gross margin targets
Acquisition Structure	Acquisition of V-TEK (Mankato, MN), including Royce Instruments (Napa, CA) and A&J Programming (San Jose, CA)
Consideration	**$23M** Total Consideration : **$20M** cash and **$3M** in Data I/O shares, all paid at close
Funding	**$22.25M** in FY26 with two private placements; **$7.5M** line of credit from Western Alliance Bank
Accretion	Expected to be immediately accretive

Data I/O Corporation · Nasdaq: DAIO 6

Data I/O Corporation · Nasdaq: DAIO N A S D A Q : D A I O Thank you Bill Wentworth President & Chief Executive Officer Charles DiBona Chief Financial Officer Investor relations: dataio.com/Company/Investor-Relations 7

Data I/O Corporation · Nasdaq: DAIO A P P E N D I X Financial snapshot Nasdaq DAIO Headquarters Redmond, WA Recent stock price $2.43 Market cap $25.3M Diluted shares 10.4M 3-month avg. daily volume 29,300 Net operating losses (12/31/25) $19.3M Sales (TTM) $17.3M Net income (TTM) ($9.1M) Diluted EPS (TTM) ($0.96) Adj. EBITDA (TTM) ($7.2M) Cash & securities (9/30/26) $9.4M Debt (9/30/26) $0.0 Enterprise value (9/30/26) $15.9M Stock price, market cap and volume as of 11/10/26 after market close (source: Yahoo); market cap uses common stock outstanding at 9/30/26. Financials for the TTM period ended 9/30/26 unless noted; pre-acquisition, Data I/O standalone. Adjusted EBITDA is a non-GAAP measure excluding one-time items and equity compensation; see reconciliation in this presentation. 8

Data I/O Corporation · Nasdaq: DAIO A P P E N D I X EBITDA reconciliation $ thousands Q3 2026 Q3 2025 9M 2026 9M 2025 Net income (loss) ($2,702) ($1,362) ($7,501) ($2,486) Interest (income) (17) (34) (43) (107) Interest expense 624 – 1,497 – Taxes 75 – 75 2 Depreciation and amortization 381 133 598 369 EBITDA ($1,639) ($1,263) ($5,374) ($2,222) Equity compensation 134 115 367 539 Adj. EBITDA, excl. equity comp ($1,505) ($1,148) ($5,007) ($1,683) One-time expense adjustments 1,434 585 ($71) ($563) Adj. EBITDA, excl. equity comp and one-time items O N E - T I M E I T E M S $ thousands Q3 26 Q3 25 802 52 Deal & financing expenses IT & ERP transition 238 69 298 – Non-cash inventory reserve adj. Outside consulting/Tech 61 66 Restructuring expenses 35 – Recruiting & consulting – 168 Cyber security incident – 230 Total $1,434 $585 Non-GAAP financial measure reconciliation. Unaudited; Data I/O standalone, before the V-TEK acquisition. Source: Data I/O Investor Relations, November 2026. 9